                                                                   EXHIBIT 23.01


                                     CONSENT


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of OGE Energy Corp. for the registration of 7,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of OGE Energy Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP



Oklahoma City, Oklahoma
March 31, 2003